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                                                  Exhibit 23-B



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of Centel Corporation (a Kansas corporation) dated February 3, 1993, included in Sprint Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, which document is incorporated by reference in Sprint Corporation's Form S-8 Registration Statement registering 200,000 shares of common stock for the Sprint Corporation 1990 Restricted Stock Plan.



                                              /s/ Arthur Andersen LLP

                                              ARTHUR ANDERSEN LLP


Chicago, Illinois,
December 19, 1995